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                               SUBLEASE AGREEMENT


         THIS SUBLEASE AGREEMENT made this 10 day of February, 1997 is entered into by and between Global Mail, Ltd. a Delaware Corporation (hereafter "Sublandlord") and Fuisz Technologies, Ltd., a Delaware Corporation (hereafter "Subtenant").

WITNESSETH:

         WHEREAS, Sublandlord desires to sublease to Subtenant, and Subtenant wishes to sublease from Sublandlord all of the space under the Building Lease and the Sublease Agreement, attached hereto (hereinafter the "Lease"), in accordance with the terms hereof (hereinafter the space under the lease shall be referred to as the "Sublease Premises"); and

         WHEREAS, Article 8 of the Lease requires the consent of Shaw Road Business Park, L.L.C., the successor to The Traveler Insurance Company (the "Landlord") prior to the sublease of the Sublease Premises and the Sublandlord and the Subtenant desire to obtain the Landlord's consent to such sublease and to set forth their understandings with respect to the terms of the sublease as more particularly described herein.

         NOW THEREFORE, the parties hereto agree as follows;

1.       SUBLEASE

         (a) Sublandlord agrees to sublease to Subtenant, and Subtenant agrees to sublease from Sublandlord the Sublease Premises in accordance with all the terms and conditions contained in the Lease, except as otherwise specifically provided for herein; and such terms and conditions are hereby incorporated herein as terms and conditions of this Sublease, with each reference to Landlord and Tenant in such Lease to be deemed to refer to Sublandlord and Subtenant; and, together with all the following paragraphs set forth in this Sublease Agreement, shall constitute the complete terms and conditions of this Sublease Agreement. In the event of any conflict between the Sublease and the Lease, the specific provisions of the Sublease Agreement shall govern.

         (b) Sublandlord acknowledges and agrees to the right of Landlord to demand that Subtenant pay all rents due under the Lease directly to Landlord in the event that Sublandlord defaults under the Lease.

2.       SUBLEASED PREMISES

         For purposes of this Agreement, the "Sublease Premises" consists of approximately 16,909 rentable square feet at 22960 Shaw Road, Suite B123, Sterling, Virginia, as Exhibit A, incorporated herein.

3.       USE

Subtenant shall use and shall be permitted to use the Subleased Premises for the following: (a) general office and distribution, (b) storage of food production equipment and materials, which may include the storage of flavor oils, which may be considered to be flammable materials, but which will be stored in such a manner as to minimize the potential of any fire hazard from such materials and will be stored in compliance with all laws, ordinances and regulations pertaining to the storage and use of potentially flammable materials, (c) food product development laboratory, and (d) production of intermediate ingredients to be used by clients in their food products.





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4.       TERM

         The term of this Sublease Agreement shall be for a period commencing February 1, 1997 (the "Commencement Date") and terminating on December 31, 1998 (the "Termination Date").

5.       BASE RENT

         Subtenant agrees to pay to Sublandlord each and every month of the lease term the triple net (NNN) base monthly rent as follows:

         Months 1 -12             $8,806.77        per month
         Months 13-23             $9,070.97        per month

Subtenant shall also pay to Sublandlord, as additional rent on a monthly basis, the estimated or actual cost of real estate taxes, insurance and common area expense applicable to the property as described in Article III of the Prime Lease. These estimated charges until further notice or reconciliation is $2,480.00 per month.

Upon execution of this Sublease agreement, Subtenant shall pay to Sublandlord $11,286.77 for the first month's base rent and additional rent due hereunder.

6.       CONDITION OF SPACE AT OCCUPANCY

         (a) At the commencement of the term of this Sublease, Sublandlord shall deliver the Subleased Premises to Subtenant in the same condition as Sublandlord is required, under the terms of the Lease, to return the Subleased Premises to Landlord at the termination of the Lease.

         (b) Sublandlord shall perform the following repairs to the Subleased Premises prior to the commencement of the term of this Sublease: (i) repair the hole in the wall in the first floor hallway, and (ii) replace the missing ceiling tile in the room used by Sublandlord as a dispatch room.

7.       SUBTENANT ALTERATIONS

Sublandlord acknowledges that Subtenant intends to make certain alterations to the Subleased Premises, including, without limitation, the following: (a) replacing the carpet in the first floor with washable vinyl flooring; (b) installing a vented hood in one large room on the first floor; (c) upgrading the electrical capacity of the Leased Premises to support laboratory equipment;
(d) removing the wall marked "Wall Number 1" on Exhibit A of the Sublease, and
(e) replacing Sublandlord's exterior signage with Subtenant's signage. Subtenant shall make all such alterations in compliance with the terms of the Lease. Sublandlord hereby consents to Subtenant making such alterations.

8.       CONDITION OF SPACE AT TERMINATION

Upon the expiration or termination of the term of this Sublease Agreement, Subtenant shall deliver possession of the Sublease Premises to Sublandlord in the same general condition as of the Commencement Date of the Sublease, subject to ordinary wear and tear.

9.       COVENANTS OF SUBLANDLORD AND SUBTENANT

         The parties agree that the Lease attached thereto is incorporated herein by reference. Subtenant agrees that it shall, at all times, keep, observe, and perform the obligations to be performed by Sublandlord as Tenant under the Lease with respect to the Sublease Premises and Sublandlord shall keep and perform or cause to be performed all the obligations of Landlord under the Lease.





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10.      ASSIGNMENT AND SUBLETTING

         Subtenant shall not sublet or assign this Sublease Agreement or any portion thereof without the prior written consent of Landlord and Sublandlord, which consent shall not be unreasonably withheld.

11.      BROKERS

         Sublandlord and Subtenant both represent and warrant that they have not employed any brokers in carrying on the negotiations of this Sublease Agreement except The Fred Ezra Company and Smithy Braedon/Oncor International. The Sublandlord shall be responsible for the payment of any broker's commissions generated by the subleasing of its facility per a separate agreement.

12.      SECURITY PAYMENT

         Subtenant shall pay to Sublandlord concurrently with the execution of this sublease and held as security for the time period described below, an amount equal to $15,000.00. Said amount shall not bear interest and be in the form of an irrevocable Letter of Credit (in a form reasonably satisfactory to Sublandlord). Within thirty (30) days after the expiration of the term hereof, the Sublandlord shall (provided the Subtenant is not in default under the terms hereof) refund the security deposit to the Subtenant, less such portion thereof as the Sublandlord shall have applied to make good any default by the Subtenant with respect to any of the Subtenant's obligations, covenants, conditions or agreements under this Sublease or the attached Prime Lease. In the event Sublandlord must utilize all or any portion of Security Deposit to cure a default on the part of Subtenant, Subtenant shall, within three (3) days of notice by Sublandlord, replace the Security Deposit to its original amount.

13.      OPTION NOT CONVEYED

         Subtenant shall not have the Sublandlord's right to extend the term of the Sublease as stated in Exhibit "E", First Amendment, of the Lease.

14.      NOTICES

         After Sublease commencement, all notices, demands, or requests between Sublandlord and Subtenant shall be in writing and sent by messenger, recognized overnight carrier or certified mail, addressed as follows:

                    Global Mail, Ltd.
                    22560 Glenn Drive
                    Suite 105
                    Sterling, Virginia 20164
                    Attn.: Harry Geller

                    Fuisz Technologies, Ltd.
                    3810 Concorde Parkway
                    Suite 100
                    Chantilly, Virginia 22021
                    Attn.: Andrew Bruns

15.      CONSENT

         The effectiveness of this Sublease is conditioned upon the consent of the Landlord. All fees and expenses payable or reimbursable to Landlord under the Lease in connection with Landlord's review and approval of this Sublease shall be paid by Sublandlord.





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16.      ENTIRE AGREEMENT

         This Agreement embodies the entire agreement of the Sublandlord and the Subtenant with respect to the subject matter of this Agreement, and it supersedes any prior agreements, whether written or oral, with respect to the subject matter of this Agreement. There are no agreements or understandings with respect to the subject matter of this Agreement which are not set forth in this Agreement. This Agreement may be modified only by a written instrument duly executed by the Sublandlord and the Subtenant.

17.      BINDING EFFECT

         The terms and provisions of this Agreement will inure to the benefit of, and will be binding upon, the successors, assigns, personal representatives, heirs, devisees and legatees of the Sublandlord and the Subtenant.

18.      SEVERABILITY

         If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then, such term, provision, covenant or condition shall be interpreted so as to be enforceable to the fullest extent permitted by law, and the remaining terms, provisions, covenants and conditions contained herein shall not be affected thereby.

19.      HEADINGS

         The headings of the sections and subsections used in this Agreement are inserted for the convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

20.      WAIVER

         No waiver whatsoever shall be valid unless in writing and signed by the party so waiving and then only to the extent in such writing specifically set forth. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise hereunder.

21.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

22.      SUBLANDLORD'S REPRESENTATIONS AND WARRANTIES

         Sublandlord represents and warrants to Subtenant that: (a) the Lease attached hereto is a true, correct and complete copy of the lease that exists between Sublandlord and Landlord for the Sublease Premises, and includes all amendments and modifications thereto; (b) the Lease is in full force and effect in accordance with its terms; (c) neither Sublandlord nor, to Sublandlord's knowledge, Landlord is in default under the terms of the Lease; (d) the Sublease Premises are free and clear of any previous assignments or subleases; and (e) Basic Rent, Additional Rent and all other sums due under the Lease have been paid through the Sublease Commencement Date.





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IN WITNESS WHEREOF, the parties have executed this Sublease Agreement as of the day and year first above written.

WITNESS/ATTEST                SUBTENANT

                              FUISZ TECHNOLOGIES, LTD.



/s/ SHARON K. REED            Signature: [SIG]
------------------------                ------------------------------

                              Title:      Executive Vice President
                                        ------------------------------


WITNESS/ATTEST                SUBLANDLORD

                              GLOBAL MAIL, LTD.


[SIG]                         Signature:  [SIG]
------------------------                ------------------------------


                              Title:      President
                                        ------------------------------





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